UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   February 10, 2016

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Black Stone Minerals, L.P.

(Exact name of registrant as specified in its charter)

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Delaware	001-37362	47-1846692
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

1001 Fannin Street, Suite 2020 Houston, Texas	77002
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 445-3200

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08. Shareholder Director Nominations

2016 Annual Meeting

On February 10, 2016, the Board of Directors (the “Board”) of Black Stone Minerals GP, L.L.C., the general partner (the “General Partner”) of Black Stone Minerals, L.P. (the “Partnership”), determined that its first Annual Meeting of the Limited Partners of the Partnership (the “2016 Annual Meeting”) will be held on Thursday, May 26, 2016, at a time and location to be determined by the authorized officers of the General Partner and specified in the proxy statement for the 2016 Annual Meeting. The Board of the General Partner has established the close of business on March 28, 2016 as the record date for the determination of the limited partners entitled to receive notice of and to vote at the 2016 Annual Meeting and at any adjournments or postponements thereof.

Director Nominations by Limited Partners

In accordance with the provisions of Section 13.5(b) of the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of May 6, 2015 (the “Partnership Agreement”), the Board has determined that for purposes of the 2016 Annual Meeting, a limited partner’s notice of nominations of persons for election to the Board of the General Partner will be considered timely if such notice is delivered to the General Partner not later than the close of business on March 2, 2016. Such advance notices of director nominations must also comply with the requirements set forth in the Partnership Agreement and the rules of the Securities and Exchange Commission. Limited partners are urged to read the complete text of such advance notice provisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK STONE MINERALS, L.P.

	By:	Black Stone Minerals GP, L.L.C., its general partner

Date: February 12, 2016	By:	/s/ Steve Putman
Steve Putman
Senior Vice President, General Counsel, and Corporate Secretary